May 3, 2012

Securities and Exchange Commission
450 Fifth Street. N.W.
Washington, D.C 20549

Dear Sirs:

Re: Intervia Inc.

We have read Item 4.01 of Form 8-K/A dated April 17, 2012 of Intervia Inc. (File Ref. no.: 005-52010) and:

a)	We are in agreement with the statements made in section (a) paragraphs one through paragraph five.

b)	We have no basis to agree or disagree with the statements made in section (b) paragraphs one through paragraph four.

Yours truly,

/s/ DMCL

Dale Matheson Carr-Hilton LaBonte LLP
Chartered Accountants